Exhibit 15
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference
in each of the following registration statements:
(1)
on Form F-3 (Registration Number 333-293403),
(2) on Form S-8 (Registration Numbers 333-200634; 333-200635; 333-200641; 333-200665; 333-215254; 333-215255;
333-228653; 333-230312; 333-249143; and 333-272975), and
(3)
each related prospectus currently outstanding under any of the aforementioned registration statements,
of our reports dated 6 March 2026, with respect to the consolidated financial statements of UBS Group AG and the effectiveness of internal control over financial reporting of UBS Group AG, included in this Annual Report (Form 20-F) for the
year ended 31 December 2025, filed with the Securities and Exchange Commission.
/s/ Ernst & Young Ltd
Basel, Switzerland
9 March 2026